UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 26, 2023

Near Intelligence, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-39843	85-3187857
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 W Walnut St., Suite A-4

Pasadena, California 91124

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (628) 889-7680

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Common Stock, par value $0.0001 per share	NIR	The Nasdaq Global Market

Warrants, each exercisable for one share of Common Stock for $11.50 per share	NIRWW	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As described below under Item 5.07 of this Current Report on Form 8-K (this “Current Report”), on July 26, 2023, at a special meeting of stockholders (the “Special Meeting”) of Near Intelligence, Inc. (the “Company”), the Company’s stockholders approved an amendment to the Near Intelligence, Inc. 2023 Equity Incentive Plan (the “2023 Plan”) to increase the number of shares of common stock reserved for issuance pursuant to awards under the 2023 Plan by 5,537,250 shares (the “2023 Plan Amendment”). As a result, the 2023 Plan Amendment became effective on July 26, 2023.

A description of the 2023 Plan Amendment was included under the heading “Proposal 4: Approval of an Amendment to the 2023 Equity Incentive Plan” in the Definitive Proxy Statement on Schedule 14A filed with the Securities and Exchange Commission on July 7, 2023 (the “Proxy Statement”). Such description is qualified in its entirety by reference to the full text of the 2023 Plan Amendment, a copy of which is attached as Exhibit 10.1 to this Current Report and is incorporated herein by reference. A description of the material terms of the 2023 Plan was included under the heading “Description of the 2023 Plan” in the Proxy Statement.

Item 5.07 Submission of Matters to a Vote of Security Holders.

On July 26, 2023, the Company held the Special Meeting. A total of 42,220,964 shares of the Company’s common stock were present in person or represented by proxy at the Special Meeting. The matters submitted for a vote and the related results are set forth below. A more detailed description of the proposals was included in the Company’s Proxy Statement.

Proposal 1 – The Junior Capital Financings Proposal

Approval, for purposes of complying with Nasdaq Listing Rule 5635(d), of the issuance of shares of the Company’s common stock (including shares underlying convertible debentures and warrants) in connection with the Junior Capital Financings (as defined in the Proxy Statement), in an amount in excess of 20% of the Company’s common stock outstanding as of March 31, 2023 (the “Junior Capital Financings Proposal”).

For	Against	Abstain	Broker Non-Votes
41,923,669	34,166	263,129	0

Proposal 2 – The Private Placement Proposal

Approval of the issuance of shares of the Company’s common stock and/or securities convertible into or exercisable for shares of common stock at a price below the “minimum price” and in a number equal to 20% or more of the Company’s common stock outstanding in one or more non-public transactions as required by and in accordance with Nasdaq Listing Rule 5635(d) (the “Private Placement Proposal”).

For	Against	Abstain	Broker Non-Votes
42,037,633	183,291	40	0

Proposal 3 – The Reverse Stock Split Proposal

Approval of an amendment to the Company’s Amended and Restated Certificate of Incorporation to effect a reverse stock split of the Company’s common stock at a ratio in the range of 1-for-2 to 1-for-20 (the “Reverse Stock Split”), with the exact ratio to be determined at the discretion of the Board of Directors of the Company (the “Board”), and effected at such time and date, if at all, as determined by the Board, but in any case prior to the one-year anniversary of the date on which the Reverse Stock Split is approved by the Company’s stockholders at the Special Meeting (the “Reverse Stock Split Proposal”).

For	Against	Abstain	Broker Non-Votes
42,181,652	37,585	1,727	0

Proposal 4 – The 2023 Plan Amendment Proposal

Approval of an amendment to the 2023 Plan to increase the number of shares of common stock authorized for issuance pursuant to awards under the 2023 Plan by 5,537,250 shares, for a total of 11,432,783 shares authorized (the “2023 Plan Amendment Proposal”).

For	Against	Abstain	Broker Non-Votes
35,359,747	274,514	6,586,703	0

Proposal 5 – The Adjournment Proposal

Approval of the adjournment of the Special Meeting to a later date or dates, if necessary or appropriate, to permit further solicitation and vote of proxies in the event that there are insufficient votes for, or otherwise in connection with, the approval of the Junior Capital Financings Proposal, the Private Placement Proposal, the Reverse Stock Split Proposal or the 2023 Plan Amendment Proposal.

For	Against	Abstain	Broker Non-Votes
35,462,278	171,989	6,586,697	0

The proposals described above were acted upon by the Company’s stockholders at the Special Meeting and received a sufficient number of votes to be approved.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1	First Amendment to the Near Intelligence, Inc. 2023 Equity Incentive Plan.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEAR INTELLIGENCE, INC.

Dated: July 26, 2023	By:	/s/ Rahul Agarwal
		Name:	Rahul Agarwal
		Title:	Chief Financial Officer

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